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                                                                   EXHIBIT 3.48

                                  EXHIBIT "A"


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                            BAY COLONY-GATEWAY, INC.


                                   ARTICLE I

                                    OFFICES


        SECTION 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

        SECTION 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        SECTION 1. Location of Meetings. The meetings of the stockholders for the election of directors may be held at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.


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        SECTION 2. Annual Meeting. The Annual meetings of the stockholders shall be held on the date as determined by the directors of the corporation and if a legal holiday, then on the next secular day following, at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

        SECTION 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

        SECTION 4. Stock Ledgers. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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        SECTION 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman or chief executive and shall be called by the chairman, chief executive officer, president or secretary at the request, in writing, of a majority of the board of directors, or at the request in writing of stockholders owning shares of capital stock equal to 50% of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        SECTION 6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

        SECTION 7. Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        SECTION 8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or



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represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        SECTION 9. Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

        SECTION 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing may authorize another person to act for him as his proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

        SECTION 11. Actions Without a Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any



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annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

        SECTION 1. Members; Number; Term. The number of directors which shall constitute the whole board shall be not less than one (1) nor more than fifteen
(15). Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

        SECTION 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no



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directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

        SECTION 3. Powers. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

        SECTION 4. Location of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        SECTION 5. Annual Meetings. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such



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meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

        SECTION 6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

        SECTION 7. Special Meetings. Special meetings of the board may be called by the chairman on two (2) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman or the secretary in like manner and on like notice on the written request of two directors.

        SECTION 8. Quorum. At all meetings of the board, a majority of the members of the board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        SECTION 9. Actions Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken



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without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

        SECTION 10. Participation by Telephone. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        SECTION 11. Committees.

           (a) The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. A majority of the director members shall constitute a quorum at any meeting of said committee or committees. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

           (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.



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           (c) Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

           (d) Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

        SECTION 12. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in




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any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        SECTION 13. Removal of Directors. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                     NOTICES

        SECTION 1. Notices. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

        SECTION 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of



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objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

        SECTION 1. Number. The officers of the corporation shall be a chairman of the board, a chief executive officer, a president, a treasurer, a secretary, and such senior, executive and junior vice presidents, assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

        SECTION 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

        SECTION 3. Removal. Subject to any written employment agreements, any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served



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thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        SECTION 4. Chairman of the Board. The chairman of the board shall preside at all meetings of the Shareholders and board of directors of the Corporation, and is subject to the board of directors.

        SECTION 5. Chief Executive Officer. The chief executive officer, subject to the direction of the board of directors, shall have the powers and duties normally incident to such position in an entity of the size and type and operating in the same business as the Corporation. The chief executive officer's duties shall include but not be limited to, overall executive supervision and management of the business of the Corporation, strategic planning, executing strategic plans, approval of material documents and execution or delegation of execution of material documents. All officers of the Corporation shall report to the chief executive officer or shall report to persons who report to him. The chief executive officer shall perform such other duties consistent with the position of chief executive officer, as shall be determined by the board of directors from time to time.

        Without the consent of the board of directors, the chief executive officer is authorized and empowered on behalf of and in the name of the Corporation to contract for, purchase, invest in, manage or develop real estate, and lease, sell, convey, exchange, mortgage, and in any and every way and manner deal in and with any interest in real estate, other assets of the Corporation or other aspects of the Corporation's business.



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        Without the consent of the board of directors, the chief executive officer is authorized and empowered to represent the Corporation before any agency, office, department or division of the federal or any state or local government or regulatory body and to execute and deliver on behalf of and in the name of the Corporation any necessary documents or instruments with respect to matters which may be under consideration by any such agency, office, department or division.

        Without the consent of the board of directors, the chief executive officer is authorized and empowered on behalf of and in the name of the Corporation to execute and deliver and acknowledge such contracts, deeds, leases, mortgages, mortgage modifications, condominium declarations and documents, easements, dedications regarding plats, plats, licenses, permits, bills, bonds, notes, receipts, evidence of debt, releases and satisfaction of mortgages, judgments and other debts, and such other documents, certificates and instruments in writing of whatsoever kind and nature as is needed in the Corporation's business.

        Subject to the direction of the board of directors, the chief executive officer is authorized and empowered to vote either in person or by proxy, all of the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

        The powers of the chief executive officer are subject to any limits on authority which are adopted by the board of directors of the Corporation.



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        SECTION 6. President. The president, subject to the direction of the board of directors, chairman of the board and chief executive officer, shall exercise supervision and control over the daily operations of the Corporation and shall perform such other duties and have such other powers as the chairman of the board, chief executive officer or the board of directors may from time to time determine.

        Without the consent of the board of directors, the president is authorized and empowered on behalf of and in the name of the Corporation to contract for, purchase, invest in, manage or develop real estate, and lease, sell, convey, exchange, mortgage, and in any and every way and manner deal in and with any interest in real estate, other assets of the Corporation or other aspects of the Corporation's business.

        Without the consent of the board of directors, the president is authorized and empowered to represent the Corporation before any agency, office, department or division of the federal or any state or local government or regulatory body and to execute and deliver on behalf of and in the name of the Corporation any necessary documents or instruments with respect to matters which may be under consideration by any such agency, office, department or division.

        Without the consent of the board of directors, the president is authorized and empowered on behalf of and in the name of the Corporation to execute and deliver and acknowledge such contracts, deeds, leases, mortgages, mortgage modifications, condominium declarations and documents, easements, dedications regarding plats, plats, licenses, permits, bills, bonds, notes, receipts, evidence of debt, releases and satisfaction of mortgages, judgments and other debts, and such other documents, certificates and



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instruments in writing of whatsoever kind and nature as is needed in the
Corporation's business.

        Subject to the direction of the board of directors, chairman of the board and chief executive officer, the president is authorized and empowered to vote either in person or by proxy, all of the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. In the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer.

        The powers of the president are subject to any limits on authority which are adopted by the board of directors of the Corporation.

        SECTION 7. Vice Presidents. Each executive vice president, senior vice president, vice president and assistant vice president (collectively "vice presidents") shall assist the chairman of the board, chief executive officer and the president in the discharge of their respective duties. The seniority of the categories of vice presidents shall be as follows: executive vice president, senior vice president, vice president and assistant vice president.

        Without the consent of the board of directors, each vice president is authorized and empowered on behalf of and in the name of the Corporation to contract for, purchase, invest in, manage or develop real estate, and lease, sell, convey, exchange, mortgage, and in any and every way and manner deal in and with any interest in real estate, other assets of the Corporation or other aspects of the Corporation's business.



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        Without the consent of the board of directors, each vice president is authorized and empowered to represent the Corporation before any agency, office, department or division of the federal or any state or local government or regulatory body and to execute and deliver on behalf of and in the name of the Corporation any necessary documents or instruments with respect to matters which may be under consideration by any such agency, office, department or division.

        Without the consent of the board of directors, each vice president is authorized and empowered on behalf of and in the name of the Corporation to execute and deliver and acknowledge such contracts, deeds, leases, mortgages, mortgage modifications, condominium declarations and documents, easements, dedications regarding plats, plats, licenses, permits, bills, bonds, notes, receipts, evidence of debt, releases and satisfaction of mortgages, judgments and other debts, and such other documents, certificates and instruments in writing of whatsoever kind and nature as is needed in the Corporation's business.

        Each vice president shall perform such other duties as from time to time may be assigned to him by the board of directors, chairman of the board, the chief executive officer, or the president. In the event of the president's inability to act and the chief executive officer's inability or refusal to act on behalf of the president, the vice presidents in their order of seniority within each category of vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.




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        Subject to the direction of the board of directors, chairman of the board, chief executive officer, president and other vice presidents with more seniority, each vice president is authorized and empowered to vote either in person or by proxy, all of the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

        Notwithstanding anything contained herein, if Don E. Ackerman is serving as executive vice president he shall only be subject to the supervision, direction and control of the board of directors.

        The powers of each vice president are subject to any limits on authority which are adopted by the board of directors of the Corporation.

        SECTION 8. Treasurer. The treasurer shall be the principal accounting and financial officer of the Corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge of and custody of all funds and securities of the Corporation, and be responsible for the receipt and disbursement thereof; and
(c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors, chairman of the board, chief executive officer, president or executive vice president.

        Without the consent of the board of directors, the treasurer is authorized and empowered on behalf of and in the name of the Corporation to contract for, purchase, invest in, manage or develop real estate and lease, sell, convey, exchange, mortgage and



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in any and every way and manner deal in and with any interest in real estate, other assets of the Corporation or other aspects of the Corporation's business.

        Without the consent of the board of directors, the treasurer is authorized and empowered to represent the Corporation before any agency, office, department or division of the federal or any state or local government or regulatory body and to execute and deliver on behalf of and in the name of the Corporation any necessary documents or instruments with respect to matters which may be under consideration by any such agency, office, department or division.

        Without the consent of the board of directors, the treasurer is authorized and empowered on behalf of and in the name of the Corporation to execute and deliver and acknowledge such contracts, deeds, leases, mortgages, easements, dedications regarding plats, plats, licenses, permits, bills, bonds, notes, receipts, evidence of debt, releases and satisfaction of mortgages, judgments and other debts, and such other documents, certificates and instruments in writing of whatsoever kind and nature as is needed in the Corporation's business.

        Subject to the direction of the chairman of the board, board of directors, chief executive officer, president and executive vice president, the treasurer is authorized and empowered to vote either in person or by proxy, all of the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.




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        The powers of the treasurer are subject to any limits on authority which are adopted by the board of directors of the Corporation.

        SECTION 9. Secretary. The secretary is authorized and empowered to: (a) record the minutes of the Corporation's meetings; (b) see that all notices are duly given; (c) keep a register of the address of each Shareholder; (d) sign with the chairman of the board, chief executive officer, president, any vice president, the treasurer or any other officer such instruments or documents which such other officers are authorized to execute, and (e) represent the Corporation before any agency, office, department or division of the federal or any state or local government and to execute and deliver on behalf of and in the name of the Corporation any necessary documents with respect to matters which may be under consideration by any such agency, office, department or division;
(f) have authority to certify the resolutions of the stockholders and board of directors of the Corporation and committees thereof, and other documents of the Corporation as true and correct copies thereof; and (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the board of directors, chairman of the board, chief executive officer, president or any vice president.

        The powers of the secretary are subject to any limits on authority which are adopted by the board of directors of the Corporation.

        SECTION 10. Assistant Treasurers and Assistant Secretaries. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chairman of the board, board of


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directors, chief executive officer, president or any vice president. The assistant secretaries and assistant treasurers are authorized and empowered to sign with the chairman of the board, chief executive officer, president, any vice president, treasurer or any other officer such instrument or documents which such other officers are authorized to execute and the assistant secretaries and assistant treasurers are authorized and empowered to represent the Corporation before any agency, office, department or division of the federal or any state or local government or regulatory body and to execute and deliver on behalf of and in the name of the Corporation any necessary documents with respect to matters which may be under consideration by any such agency, office, department of division.

        The powers of each assistant treasurer and assistant secretary are subject to any limits on authority which are adopted by the board of directors of the Corporation.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

        SECTION 1. Form of Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

        Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total




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amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

        SECTION 2. Classes of Securities. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        SECTION 3. Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.



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

        SECTION 4. Lost, Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        SECTION 5. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        SECTION 6. Transfer Agent. The board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them. If a transfer agent or transfer agents are appointed, one transfer agent shall be designated to maintain a stock ledger listing the names and addresses and the holders of all issued stock of the corporation.

        SECTION 7. Stock Ledger. An officer of the corporation, or a designated transfer agent, shall maintain a stock ledger listing the names and addresses of the holders of all issued stock of the corporation, the number of shares held by each, the certificate numbers representing such stock and the date of issue of the certificates. If appointed, the registrar, or otherwise an officer of the corporation shall maintain a stock register listing the total number of shares of each class which the corporation is authorized to issue, and the total number of shares actually issued. The stock ledger and stock register shall constitute the stock transfer books of the corporation, but as between the two, the stock ledger maintained by the transfer agent or officer of the corporation shall be considered the official list of stockholders of record of the corporation. The name and address of each stockholder of record as it shall appear on the stock ledger shall be conclusive evidence as to who are the stockholders entitled to receive notice of meetings and to vote at such meetings and to receive dividends and the other distributions made by the corporation. Stockholders are responsible for notifying the transfer agent, or corporation if no transfer agent is appointed, in writing, of any change of name or address, and failure to do so will relieve the corporation, its officers, directors and agents, and its transfer agent and registrar, of liability for failure to send notices or pay dividends or other distributions to a name or address other than the name or address appearing on the stock ledger maintained by the transfer agent, or an officer of the corporation.

        SECTION 8. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any



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


adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        SECTION 9. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                                 INDEMNIFICATION

        SECTION 1. General. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil,




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

criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article VII with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, an advance payment of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall be finally adjudicated that such director or officer is not to be indemnified under this Article VII or otherwise.

        SECTION 2. Expenses. If a claim under Section 1 of this Article VII is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its board of directors, independent legal counsel or



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

stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        SECTION 3. Non-Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        SECTION 4. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

        SECTION 5. Employees and Agents. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses incurred in defending any proceeding to any employee or agent of the corporation to the fullest extent of the provisions of this

Article VII with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

        SECTION 6. Corporation Defined. For purposes of this Article VII, the term "corporation" shall include, in addition to the corporation, any constituent corporation absorbed in a consolidation or merger with the corporation, to the extent such constituent corporation would have had power and authority to indemnify its directors, officers, employees and agents if its separate existence had survived.

                                  ARTICLE VIII

        SECTION 1. Dividends.

           (a) Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

           (b) Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


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

        SECTION 2. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

        SECTION 3. Signatures. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

           SECTION 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

           SECTION 5. Seal. The corporation may adopt a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

           SECTION 6. Amendments. These by-laws may be altered or repealed at any regular or special meeting of the stockholders or of the board of directors.



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